Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos.333-257704, 333-217058, 333-160010, 333-148052, 333-103433, 333-37278) of Kulicke & Soffa Industries, Inc. of our report dated November 18, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Singapore
November 18, 2021